Exhibit 107
Calculation of Filing Fee Tables
SC 13E-3
(Form Type)

Kennedy-Wilson Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1 - Transaction Value

		Proposed Maximum Aggregate Value of Transaction	Fee Rate	Amount of Filing Fee
Fees to Be Paid	(1)	1,850,013,937	0.00013810	255,486.92
Fees Previously Paid		—		—
Total Transaction Valuation		1,850,013,937
Total Fees Due for Filing				255,486.92
Total Fees Previously Paid				—
Total Fee Offsets				255,486.92
Net Fee Due				—

(1)	Capitalized terms used below but not defined herein shall have the meanings assigned to such terms in the Agreement and Plan of Merger, dated as of February 16, 2026, by and among Kona Bidco, LLC ("Parent"), Kona Merger Subsidiary, Inc. ( “Merger Sub”) and Kennedy-Wilson Holdings, Inc. (the "Company").
	(i)	Title of each class of securities to which the transaction applies: common stock, par value $0.0001 per share, of the Company (“Company Common Stock”).
	(ii)	Aggregate number of securities to which the transaction applies: As of the close of business on March 17, 2026, the maximum number of shares of (x) Company Common Stock and (y) Company Series A Preferred Stock to which this transaction applies is estimated to be 141,868,985 shares of Company Common Stock and 300,000 shares of Company Series A Preferred Stock, which consists of:
		(a)	116,786,654 issued and outstanding shares of Company Common Stock, excluding the Rollover Shares and shares underlying outstanding Company RSUs and Company PSUs, entitled to receive the Merger Consideration;
		(b)	22,341,393 Rollover Shares, entitled to receive shares of Parent having a fair market value equal to the fair market value of the Rollover Shares contributed;
		(c)	1,718,228 shares of Company Common Stock underlying outstanding Company RSUs and Company PSUs entitled to receive the Merger Consideration;
		(d)	1,022,710 shares of Company Common Stock underlying Company Bonus Units entitled to receive the Merger Consideration; and
		(e)	300,000 shares of Company Series A Preferred Stock, entitled to be redeemed or repurchased pursuant to the Series A Certificate of Designations.
	(iii)	Per share price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Solely for the purpose of calculating the filing fee, as of the close of business on March 17, 2026, the underlying value of the transaction was calculated as the sum of:
		(a)	the product of 116,786,654 issued and outstanding shares of Company Common Stock, excluding shares underlying outstanding Company RSUs and Company PSUs, entitled to receive the Merger Consideration and the per share Merger Consideration of $10.90;
		(b)	the product of 22,341,393 Rollover Shares and $10.90, the fair market value of the shares of Parent received in exchange for the Rollover Shares;
		(c)	the product of 1,718,228 shares of Company Common Stock underlying outstanding Company RSUs and Company PSUs and the per share Merger Consideration of $10.90;
		(d)	the product of 1,022,710 shares of Company Common Stock underlying Company Bonus Units and the per share Merger Consideration of $10.90; and
(e)	the product of 300,000 shares of Company Series A Preferred Stock outstanding, entitled to be redeemed or repurchased, and the per share redemption price of $1,012.14. (such sum, the “Total Consideration”)

In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the Total Consideration by 0.00013810.

Table 2 - Fee Offset Claims and Sources

	Notes	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fees Offset Claims	(2)		Schedule 14A	001-33824	March 20, 2026		255,486.92
Fees Offset Sources	(2)	Kennedy-Wilson Holdings, Inc.	Schedule 14A	001-33824		March 20, 2026		255,486.92

Explanation of the basis for claimed offset:

(2)	Kennedy-Wilson Holdings, Inc. previously paid $255,486.92 upon the filing of its Schedule 14A on March 20, 2026 in connection with the transaction reported hereby.